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                                                                  EXHIBIT 99.3


                           PRELIMINARY PROXY MATERIAL
                           --------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            MICROTEC RESEARCH, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

        The undersigned stockholder of Microtec Research, Inc., a Delaware corporation ("Microtec"), hereby acknowledges receipt of the Notice of Special
Meeting of Stockholders and Proxy Statement/Prospectus, each dated            ,
1995, and hereby appoints Jerry Kirk, Kenneth Lonchar and Shawn Soderberg and each of them, with full power of substitution, as proxies, and authorizes them to represent and to vote, as designated below, all the stock of Microtec that the undersigned is entitled to vote at the Special Meeting of Stockholders of
Microtec to be held on           , 1995 and at any postponement or adjournment
thereof, as follows:

        If no direction is made, this proxy will be voted FOR the proposal to approve and adopt the Amendment and Plan of Merger (the "Merger Agreement") dated as of October 9, 1995 by and among Mentor Graphics Corporation ("Mentor Graphics"), M Acquisition Sub, Inc., a wholly owned subsidiary of Mentor Graphics ("Merger Sub") and Microtec and to approve the merger of Merger Sub with and into Microtec pursuant to the Merger Agreement. As a result of the Merger, Microtec will become a wholly owned subsidiary of Mentor Graphics and each share of Common Stock of Microtec will be converted into and exchanged for
0.6930693 shares of Common Stock of Mentor Graphics.

              CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE


                           PRELIMINARY PROXY MATERIAL
                           --------------------------

PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER DATED AS OF OCTOBER 9, 1995 BY AND AMONG MENTOR GRAPHICS, MERGER SUB AND MICROTEC AND TO APPROVE THE MERGER OF MERGER SUB WITH AND INTO MICROTEC. AS A RESULT OF THE MERGER, MICROTEC WILL BECOME A WHOLLY OWNED SUBSIDIARY OF MENTOR GRAPHICS.

               / / FOR          / / AGAINST          / / ABSTAIN

and, in their discretion, the proxies are authorized to vote on such other matter or matters as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

                                Dated:                                 , 1995
                                       ________________________________


                                ---------------------------------------------
                                Signature


                                ---------------------------------------------
                                Signature


                                Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.